AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                                       OF
                              HOLLYWOOD MEDIA CORP.

                  Amendment No. 1 dated as of December 9, 2002 ("Amendment"), to Amended and Restated Rights Agreement, dated as of August 23, 1996 (the "Rights Agreement"), by and between Hollywood Media Corp., a Florida corporation (f/k/a Big Entertainment, Inc.) (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of August 23, 1996, which agreement was subsequently amended and restated in October 1999 and is referred to herein as the "Rights Agreement"; and

                  WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has authorized this Amendment, which amends and restates the definition of "Acquiring Person" in Section 1(a) of the Rights Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                  Section 1.  Amendment.

                  Section 1(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows (it being acknowledged and agreed that the only change to Section 1(a) below is contained in the language of clauses (x) and (y) thereof):

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock (as such term is hereinafter defined) of the

Company then outstanding; provided, that, an Acquiring Person shall not include
(i) an Exempt Person (as such term is hereinafter defined) or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause
(ii), such Person nonetheless shall become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional (x) 1% of the Voting Stock of the Company, in the case of subclause (A), or (y) 5% of the Voting Stock of the Company, in the case of subclause (B), unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement."

                  Section 2. Florida Contract. This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

                  Section 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 4. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 5. Officer's Certification. The undersigned officer of the Company hereby certifies to the Rights Agent by execution hereof that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 To Amended And Restated Rights Agreement Of Hollywood Media Corp. to be duly executed, all as of the day and year first above written.


                                 HOLLYWOOD MEDIA CORP.


                                 By:  /s/ Laurie S. Silvers
                                    ---------------------------------
                                 Name:  Laurie S. Silvers
                                 Title:  President


                                 AMERICAN STOCK TRANSFER
                                   & TRUST COMPANY


                                 By: /s/ Herbert J. Lemmer
                                    ---------------------------------
                                 Name:  Herbert J. Lemmer
                                 Title:  Vice President